                                                                     EXHIBIT 5.1

                                DUANE MORRIS LLP
                         240 Princeton Avenue, Suite 150
                           Hamilton, New Jersey 08619
                                 (609) 631-2400
                              (609) 631-2401 (Fax)




August 10, 2005


Stellar Technologies, Inc.
7935 Airport Pulling Road
Suite 201
Naples, FL 34109


Dear Sirs:

         We have acted as counsel to Stellar Technologies, Inc. (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form SB-2, SEC File No. 333-126453 (the "Registration Statement") relative to the offer and sale of up to 8,737,906 shares (the "Shares") of common stock, $.001 par value per share ("Common Stock"), of the Company which may be offered and sold from time to time by the selling stockholders identified in the Registration Statement. The Shares consist of 2,041,155 outstanding shares of Common Stock (the "Outstanding Shares"), 3,520,000 shares of Common Stock issuable upon conversion of Convertible Promissory Notes (the "Note Shares") and 3,176,751 shares of Common Stock issuable upon exercise of Warrants (the "Warrant Shares" and together with the Note Shares, the "Conversion Shares").

         As counsel to the Company, we have examined and relied upon originals or copies, authenticated or certified to our satisfaction, of all such corporate records of the Company, including the resolutions of the Company's board of directors and other records relating to the authorization, registration, sale, and issuance of the Shares, the Convertible Promissory Notes and Warrants, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and such other documents as we have deemed relevant and necessary as the basis of the opinions expressed herein. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents tendered to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based upon the foregoing, we are of the opinion that (i) the Outstanding Shares described in the Registration Statement are validly issued, fully paid and non-assessable; and (ii) the Conversion Shares to be issued by the Company as described in the Registration Statement, when issued in accordance with the terms and conditions of the Convertible Promissory Note or the Warrants, as applicable, will be validly issued, fully paid, and non-assessable.

Stellar Technologies, Inc.
August 10, 2005
Page 2


         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and any amendment thereto.

                                                  Very truly yours,


                                                  /s/ Duane Morris LLP
                                                  --------------------